Exhibit 10.2

RESTRICTED STOCK COMPENSATION PLAN OF 1969, AS AMENDED

I.	OBJECTIVES

The objectives of the Kellwood Company Restricted Stock Compensation Plan of 1969, as Amended, are to provide incentive and reward, and flexible compensation to key employees, so as to encourage them to remain in the corporation’s employment and to attract, retain and motivate employees of outstanding competence.

II.	NAME OF PLAN

This Plan shall be known as the Kellwood Company Restricted Stock Compensation Plan of 1969, as Amended.

III.	AGGREGATE NUMBER OF SHARES AND ADJUSTMENTS FOR STOCK SPLITS

	A.	The aggregate number of shares issuable under this Plan shall not exceed 50,000 except as provided in subparagraph B hereof.

B.
Wherever in this Plan a limitation is expressed in number of shares, such number shall be appropriately adjusted for any stock splits or stock dividends which are effective January 1, 1969. The maximum number of shares issuable under this Plan shall be 200,000, subject to further adjustment as herein provided.

IV.	DEFINITIONS

	A.	The following words and phrases, when used in this Plan, shall have the meanings indicated:

		1.	Board of Directors or Board means the Board of Directors of the Company.

		2.	Bonus Program means the high performance restricted stock bonus program, a part of the Plan.

		3.	Chief Executive Officer means the Chief Executive Officer of the Company.

		4.	Company means Kellwood Company.

		5.	Compensation Committee means the Compensation Committee of the Company’s Board of Directors.

		6.	Corporation means Kellwood Company and its subsidiaries.

		7.	Eligible Employee means an employee of Corporation.

		8.	Escrow Agent means the Escrow Agent selected by the Compensation Committee to receive and hold restricted stock granted pursuant to this Plan.

		9.	Pension Committee means the Pension Committee administering any Employee Retirement Plan of Corporation.

		10.	Plan means the Kellwood Company Restricted Stock Compensation Plan of 1969, as Amended.

		11.	Plan Year means the Fiscal Year of the Company, which at this time, is from May 1 through the following April 30.

		12.	Regular Annual Compensation means the total compensation of salary, bonus and restricted stock, valued as if unrestricted, paid in a Plan Year (or for a Plan Year).

		13.	Restricted Stock means the Company’s Common Stock issued under this Plan, whereby its sale and transfer is restricted in accordance with restrictions provided in this Plan.

14.
Retirement or Retires means retirement with the approval of the Pension Committee under any Employee’s Retirement Plan for employees of Corporation, whether early, normal or deferred, or for total and permanent disability.

15.
Change in Control of the Company shall be defined to have occurred if (i) any “person” (as such term is used in Section 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, or securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities; or (ii) during any period of two consecutive years individuals who, at the beginning of the two year period, were members of the Board ceasing for any reason to constitute at least a majority of the Board.

		16.	Sale of part of the Company shall mean a sale of any part of the Company at a price equal to or greater than Ten Million ($10,000,000.00) Dollars.

	B.	Where appropriate, the singular shall indicate the plural and the masculine shall include the feminine.

V.	THIS SECTION DELETED BY BOARD AMENDMENT SEPTEMBER 27, 1977

VI.	HIGH PERFORMANCE RESTRICTED STOCK BONUS PROGRAM

	A.	Eligibility

		1.	Any eligible employee with regular annual compensation of $10,000 or more shall be eligible to receive restricted stock as a bonus.

		2.	Grants of restricted stock as a bonus shall be on the basis of high performance by the employee receiving the same, and shall be in addition to any cash bonus being awarded the employee.

	B.	Compensation Committee

1.
The Compensation Committee shall grant such number of restricted shares of stock as a restricted stock bonus to such individuals as it shall, in its discretion, decide each Plan Year, and to assist it in making its decision shall receive such advice and recommendations from the Chief Executive Officer as it may request or as he may offer.

	C.	Restrictions on Stock. All restricted stock granted to a person pursuant to the Bonus Program, shall bear the following restrictions:

1.
No share of restricted stock or certificate evidencing restricted stock shall be transferable, nor may it be sold, pledged, or otherwise disposed of, during the period prior to the lapse of restrictions.

2.
If the employment of the employee shall be terminated other than by death or retirement, or by voluntary or involuntary termination within one year following a Change of Control of the Company; all restricted stock on which the restrictions have not lapsed, shall immediately be forfeited to the Company. If the employment of an employee shall terminate by reason of death or retirement, all restrictions on restricted stock which have not lapsed shall immediately lapse. If the employment of an employee who is also an officer of the Company shall terminate either voluntary or involuntary within one year following a Change in Control of the Company other than by reason of death or retirement, all restrictions on restricted stock which have not lapsed shall immediately lapse. In order to carry out the provisions of this restriction, all restricted stock shall be deposited with the

Escrow Agent with executed stock powers attached. As restrictions lapse, the then unrestricted stock shall be delivered to the employee.

3.
The restrictions on the stock shall rateably lapse over a period of five years so that one year after the date of the grant of the restricted stock the restrictions shall lapse on twenty percent of the shares and on an additional twenty percent on each of the subsequent anniversary dates.

4.
The Compensation Committee, in its sole discretion, may accelerate the lapse of restrictions in the event of (i) a sale of part of the Company or (ii) the outsourcing of a function or department of the Company, for those employees terminated as a result of the sale or outsourcing (which acceleration may be immediate or for a period not to exceed three (3) years after termination).”

	D.	The date of the grant of any restricted stock shall be the first business day in June following the Plan Year for which the award is being made.

	E.	The Compensation Committee shall select the Escrow Agent upon such terms and conditions as it deems best and may change the Escrow Agent. The Escrow Agent shall not be an employee of Corporation.

	F.	No more than 25,000 shares of restricted stock shall be granted for any Plan Year under this bonus program except as provided in Paragraph III B, hereof.

VII.	THIS SECTION DELETED BY BOARD AMENDMENT SEPTEMBER 27, 1977

VIII.	THIS SECTION DELETED BY BOARD AMENDMENT JANUARY 25, 1972

IX.	DIVIDENDS

A.
Each employee who receives restricted stock under this Plan shall be entitled to all dividends and shall be entitled to all rights of a shareholder with respect to such stock from the date of the award, except as expressly limited herein. Any shares received as the result of a stock dividend or stock split on restricted stock shall be subject to the same restrictions as the original shares.

X.	FORFEITED STOCK

	A.	If restricted stock issued pursuant to this Plan shall be forfeited, such forfeited shares shall be available for further issuance in accordance with this Plan.

XI.	AMENDMENT AND TERMINATION

A.
This Plan may be terminated, amended, revised, suspended or reinstated in whole or in part, by the Board of Directors, except that no such action may be taken affecting the maximum amount of compensation which may be elected to be received in restricted stock under the Deferred Compensation Program or the maximum number of shares of stock which may be used in furtherance of the provisions of the Plan without approval of the Company’s stockholders, except as provided in Paragraph III B, hereof.

XII.	EFFECTIVE DATE

A.
This Plan shall be effective as of January 1, 1969, subject to approval of stockholders of Company at the Annual Meeting thereof of February 25, 1969. However, for the purposes of the high performance restricted stock bonus program, the Compensation Committee is authorized to grant restricted stock on the basis of performance for the Fiscal period of November 1, 1967 through October 31, 1968, the entire Plan Year of November 1, 1968 through October 31, 1969 as well as subsequent Plan Years.

XIII.	IMMEDIATE LAPSE OF RESTRICTIONS

A.
Notwithstanding the other provisions of the Plan, upon (i) a Change in Control of the Company, or (ii) a resolution to the following effect by the Compensation Committee passed after commencement of a tender offer or other acquisition plan or program by any person which, if consummated in accordance with its terms, would result in a Change in Control of the Company; then all restrictions on restricted stock which have not lapsed shall automatically and immediately lapse and the then unrestricted stock shall be released from escrow immediately and delivered to the employee.

XIV.	WITHHOLDING

When a participant is required to pay to the Company an amount required to withheld under applicable tax laws in connection with the release of shares under the Plan, the Committee may, in its discretion and subject to such rules as it may adopt, permit the participant to satisfy the obligation, in whole or in part, by electing to have the Company withhold shares of Common Stock or by delivering previously owned shares of Common Stock having a fair market value equal to the amount required to be withheld. The election must be made on or before the date that the amount of tax to be withheld is determined (the “Tax Date”). The fair market value of the shares to be withheld is the average of the high and low market price of the Common Stock on the New York Stock Exchange on the Tax Date. Fractional amounts will be paid in cash. Elections will be subject to the following restrictions: (1) they must be made on or prior to the Tax Date, (2) they will be irrevocable, and (3) they will be subject to the disapproval of the Committee. Elections by participants whose transactions in Common Stock are subject to Section 16(b) of the Securities Exchange Act of 1934 (“officers”) will be subject to the following additional restrictions: (1) they may not be made within six months of the grant of the award (except that this limitation will not apply in the event death or disability of the participant occurs prior to the expiration of the six-month period), and (2) they must be made either six months or more prior to the Tax Date or in a ten day “window period” beginning on the third day following the release of the Company’s quarterly or annual summary statement of sales and earnings.